FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/10/2024

Work Order Item Number:	W2024121000012 - 4107561
Filing Number:	20244521702
Filing Type:	Dissolution Before or After Issuance of Stock and After Beginning of Business
Filing Date/Time:	12/10/2024 02:26:13 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E0409832013-1

Entity Name: TRENDMAKER INC. LIMITED

Entity Status: Dissolved

Expiration Date: None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0409832013-1
FVAguilar	Filing Number 20244521702
Secretary of State State Of Nevada	Filed On 12/10/2024 02:26:13 AM
	Number of Pages 2

Certificate of Dissolution/Withdrawal
Profit Corporation

NRS 78,78A, 78B, 80 and 89

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

TRENDMAKER INC. LIMITED

Entity or Nevada Business Identification Number (NVID): **NV20131500947**

2. Effective Date and Time: (Optional)

Date: 12/10/2024 Time:

(must not be later than 90 days after the certificate is filed)

3. Type of Dissolution/ Withdrawal Filing Being Completed:

(select only one box)

☐ NRS 78.575: Dissolution Before Payment of Capital and Beginning of Business
Business has not begun, and no part of the capital has been paid.
The undersigned comprise a majority of the incorporators or of the board of directors.

☑ NRS 78.580: Dissolution Before or After Issuance of Stock and After Beginning of Business
The resolution to dissolve said corporation has been approved by the directors or both the directors and stockholders as provided in NRS 78.580(1) and (2). The names and addresses of the president, secretary, treasurer or Equivalent and all directors* are:

Name	Address
CHIN YEE, TAN (President)	**NO. 15 JALAN SERING 5, TAMAN SUNGAI SERING, BATU 9, CHERAS, SELANGOR 43200, MYS**
CHIN YEE, TAN (Secretary)	**NO. 15 JALAN SERING 5, TAMAN SUNGAI SERING, BATU 9, CHERAS, SELANGOR 43200, MYS**
CHIN YEE, TAN (Treasurer)	**NO. 15 JALAN SERING 5, TAMAN SUNGAI SERING, BATU 9, CHERAS, SELANGOR 43200, MYS**
CHIN YEE, TAN (Director)	**NO. 15 JALAN SERING 5, TAMAN SUNGAI SERING, BATU 9, CHERAS, SELANGOR 43200, MYS**

☐ NRS 80.200: Withdrawal of Foreign Profit Corporation Qualified to do Business in Nevada
State or country of incorporation: (required)
Modified name (if foreign qualification filed pursuant to 80.025)

The corporation hereby notifies the Secretary of State of Nevada of its intention to surrender its right to transact business and withdraw from the State of Nevada. By authority of a resolution of the board of directors of said corporation, this notice of withdrawal is executed by the proper officers thereof.

4.Signature*: (Required)

X **CHIN YEE, TAN** — Signature of Officer, Incorporator or Director

President — Title

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

X CHIN YEE, TAN	Director
Signature of Officer, Incorporator or Director	Title